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As filed with the Securities and Exchange Commission on February 23, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioTelemetry, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	46-2568498 (I.R.S. Employer Identification Number)

1000 Cedar Hollow Road
Malvern, Pennsylvania 19355
(610) 729-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Peter Ferola
Senior Vice President, General Counsel and Secretary
BioTelemetry, Inc.
1000 Cedar Hollow Road
Malvern, Pennsylvania 19355
(610) 729-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez, Esq.
Greenberg Traurig. P.A.
401 E Las Olas Blvd., Suite 2000
Ft Lauderdale, Florida 33301
(954) 765-0500

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	(2)	(2)	(2)	(2)

Preferred Stock	(2)	(2)	(2)	(2)

Debt Securities	(2)	(2)	(2)	(2)

Warrants	(2)	(2)	(2)	(2)

Total	(2)	(2)	$200,000,000 (3)	$23,180

(1)
An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. These securities may also be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $200,000,000 or the equivalent in any other currency, currency unit or units, or composite currency or currencies. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)
Omitted pursuant to General Instruction II.D. of Form S-3.

(3)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 23, 2017

PRELIMINARY PROSPECTUS

$200,000,000

BIOTELEMETRY, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants

        We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of common stock, shares of preferred stock, debt securities and warrants, in amounts, at prices and on terms to be determined at the time of offering. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of BioTelemetry, Inc. or debt or equity securities of one or more other entities.

        When we offer securities pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the securities being offered. The prospectus supplement may also add, update or change the information in this prospectus. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "BEAT."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers and may offer and sell these securities on a continuous or delayed basis.

        Investing in our securities involves risk. See "Risk Factors" on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related offering material issued or authorized by us. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any such offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, offer and/or sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        We may register securities covered by this prospectus to permit selling shareholders to resell their securities. We may register securities for resale by selling shareholders by filing a prospectus supplement with the Commission. The prospectus supplement would set forth information about the selling shareholder, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.

        You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Information by Reference".

TERMS USED IN THIS PROSPECTUS

        Unless indicated otherwise, references in this prospectus to "BioTelemetry", "company," "we," "our" and "us" refer to BioTelemetry, Inc. and its consolidated subsidiaries.

THE COMPANY

        We provide monitoring services and digital population health management in a healthcare setting, medical device manufacturing and centralized core laboratory services for clinical research. Since we became focused on cardiac monitoring in 1999, we have developed a proprietary integrated patient management platform that incorporates a wireless data transmission network, Food and Drug Administration ("FDA") cleared algorithms and medical devices and 24-hour monitoring service centers.

        We operate under three reportable segments: (1) Healthcare, (2) Research and (3) Technology. The Healthcare segment is focused on the diagnosis and monitoring of cardiac arrhythmias or heart rhythm disorders. We offer cardiologists and electrophysiologists a full spectrum of solutions which provides them with a single source of cardiac monitoring services. These services range from the differentiated mobile cardiac telemetry service ("MCT"), which we market as Mobile Cardiac Outpatient TelemetryTM ("MCOTTM") or External Cardiac Ambulatory Telemetry ("ECAT"), to wireless and trans telephonic event, traditional Holter, extended-wear Holter, Pacemaker and International Normalized Ratio ("INR") monitoring. The Research segment is engaged in central core laboratory services providing cardiac monitoring, imaging services, scientific consulting and data management services for drug and medical device trials. The Technology segment focuses on the development, manufacturing, testing and marketing of medical devices to medical companies, clinics and hospitals.

        Our principal executive offices are located at 1000 Cedar Hollow Road, Malvern, Pennsylvania 19355. Our telephone number is (610) 729-7000.

RISK FACTORS

        Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our company described in our most recent Annual Report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements we make in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute forward looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in our future. These statements may be identified by words such as "expect," "anticipate," "estimate," "intend," "plan," "believe," "promises" and other words and terms of similar meaning. Examples of forward-looking statements include statements we make regarding our ability to increase demand for our products and services, to leverage our Mobile Cardiac Outpatient Telemetry ("MCOTTM") platform to expand into new markets to grow our market share, our expectations regarding revenue trends in our segments and the achievement of cost efficiencies through process improvement and gross margin improvements. Such forward looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things:

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  the effectiveness of our cost savings initiatives;

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  our ability to educate physicians and continue to obtain prescriptions for our products and services;

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  changes to insurance coverage and reimbursement levels by Medicare and commercial payors for our products and services;

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  our ability to attract and retain talented executive management and sales personnel;

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  our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business;

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  the commercialization of new products;

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  our ability to obtain and maintain required regulatory approvals for our products, services and manufacturing facilities;

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  changes in governmental regulations and legislation;

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  our ability to obtain and maintain adequate protection of our intellectual property;

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  acceptance of our new products and services;

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  adverse regulatory action;

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  interruptions or delays in the telecommunications systems that we use;

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  our ability to successfully resolve outstanding legal proceedings; and

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  the other factors that are described in Item 1A. "Risk Factors" of our Annual Report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as in this prospectus or in any prospectus supplement hereto.

        The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. As a result, no assurance can be given as to our future results or achievements. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this prospectus. We do not intend, or assume any obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for the company for each of the years in the five-year period ended December 31, 2016. For purposes of computing the ratio of earnings to fixed charges, fixed charges include interest expense on debt and capital leases, deferred financing charges and a debt discount. Earnings are computed by adding interest expense and the amortization of deferred financing charges and the debt discount to earnings from operations before income taxes. Because we had no shares of preferred stock outstanding during any of the periods presented or as of the date of this prospectus, we do not separately present the ratio of earnings to combined fixed charges and preferred stock dividends. We had a deficiency in earnings to fixed charges of $12.1 million for 2014, $7.1 million for 2013 and $13.1 million for 2012.

For the Year Ended December 31,
2016	2015	2014	2013	2012
9.6x	5.92x	(7.47)x	(27.65)x	(283.93)x

 UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The acquisition of Telcare, Inc., which was completed on December 1, 2016, was a significant acquisition to us under rule 3-15 and 1-02(w) of Regulation S-X under the Securities Act. As a result, we have incorporated by reference in this prospectus the historical financial statements of Telcare, Inc. We have included in Appendix A to this prospectus unaudited pro forma financial information for the year ended December 31, 2016 as if the Telcare, Inc. acquisition occurred on January 1, 2016 for purposes of the statement of operations and comprehensive income.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures, acquisitions and the repurchase of shares of our equity securities.

        When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending use for these purposes, we may invest proceeds from the sale of the securities in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is qualified in its entirety by reference to our certificate of incorporation and bylaws. Reference is also made to the Delaware General Corporation Law, or DGCL. Copies of our certificate of incorporation and our bylaws are incorporated by reference herein and will be provided to stockholders upon request. See "Where Can You Find More Information."

        As of the date of this prospectus, we were authorized to issue up to 210,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of January 31, 2017, 28,272,003 shares of our common stock were issued and outstanding. No shares of our preferred stock were issued and outstanding. Our common stock is listed on the NASDAQ Global Select Market under the symbol "BEAT."

Common Stock

Dividends

        Subject to applicable law and the rights, if any, of the holders of any series of preferred stock then outstanding, the holders of our common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board or directors, from legally available funds.

Voting Rights

        In general, the holders of our common stock are entitled to one vote per share for the election of directors and for other corporate purposes. Our certificate of incorporation and/or bylaws also:

  •
  permit shareholders to remove a director with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of voting stock;

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  provide that a vacancy on our board of directors may be filled by a majority of the directors then in office;

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  permit shareholders to take action only at an annual meeting, or a special meeting duly called by a majority of our board of directors, the chairman of our board of directors or our chief executive officer;

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  require the affirmative vote of 66 2/3% of the voting power of the outstanding shares of voting stock to amend specified provisions of our certificate of incorporation and bylaws.

        Under our bylaws, a quorum is present where a majority of the total number of shares issued and outstanding and entitled to vote at a meeting are present in person or represented by proxy. At a meeting where a quorum is present, directors are elected by a plurality of the votes of shares present in person or represented by proxy. Unless otherwise provided in our certificate of incorporation or bylaws or in accordance with applicable law, the affirmative vote of a majority of the shares present in person or represented by proxy is required for shareholder action on matters other than the election of directors. Voting rights for the election of directors or otherwise, if any, for any series of preferred stock, will be established by the board of directors when such series is designated. The holders of our common stock do not have cumulative voting rights.

Board of Directors

        Our certificate of incorporation provides that our board of directors be divided into three classes. Each class will be elected for a three-year term, and the term of each class will expire in succeeding years. It will, therefore, require elections in three consecutive years to reelect or replace our entire board of directors.

No Other Rights

        Holders of our common stock are not entitled to preemptive, redemption, subscription or conversion rights. The rights, preferences and privileges of holders of common stock could be subject to, and may be adversely affected by, the rights of the holders of shares of any preferred stock, if any, which may be issued in the future.

Preferred Stock

        The particular terms of any series of preferred stock offered hereby will be described in the prospectus supplement relating to that series of preferred stock which may add, update or change the terms described in this prospectus. To review the terms of any preferred stock offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.

        All the terms of the preferred stock are, or will be, contained in our certificate of incorporation, the certificates of amendment relating to each series of the preferred stock and our bylaws, which are, or will be, filed with the Commission at the time we issue a series of the preferred stock

        Subject to limitations prescribed by law, our board of directors is authorized at any time, without shareholder action, to:

  •
  issue one or more series of preferred stock; and

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  determine the number of shares in any series.

        Our board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement relating to such series of preferred stock will set forth, the following information:

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  whether dividends on that series of preferred stock will be cumulative and, if so, from which date;

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  the dividend rate;

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  the dividend payment date or dates;

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  the liquidation preference per share of that series of preferred stock, if any;

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  any conversion provisions applicable to that series of preferred stock;

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  any redemption or sinking fund provisions applicable to that series of preferred stock;

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  the voting rights of that series of preferred stock, if any; and

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  the terms of any other preferences or special rights applicable to that series of preferred stock.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions of our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions provide the following:

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  our board of directors has the authority to issue preferred stock without stockholder approval with any rights or preferences the board determines;

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  special meetings of shareholders may only be called by our board of directors, the chairman of our board of directors or our chief executive officer; and

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  there is no cumulative voting in the election of directors.

        As a Delaware corporation, we are also subject to Section 203 of the DGCL which restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder unless: (1) the "business combination" or the transaction which caused the person or entity to become an interested stockholder is approved by the board prior to such business combination or transactions; (2) upon the completion of the transaction in which the person or entity becomes an "interested stockholder," such interested stockholder holds at least 85% of the voting stock of the company not including (x) shares held by officers and directors and (y) shares held by employee benefit plans under certain circumstances; or (3) at or after the person or entity becomes an "interested stockholder," the "business combination" is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by such interested stockholder. A Delaware corporation may elect not to be governed by Section 203. The company has not made such an election.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. We will designate the transfer agent for each series of preferred stock in the prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

        As used in this section only, "BioTelemetry," "we," "our" or "us" refer to BioTelemetry, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title and ranking of the debt securities (including the terms of any subordination provisions);

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the securities of the series is payable;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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  the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest on the debt securities will be made;

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  if payments of principal of, premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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  the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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  whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, registered in the name of the Depositary or a nominee of the Depositary, and follow the applicable procedures of the Depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

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  we are the surviving corporation or the successor person (if other than BioTelemetry) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

  •
  default in the payment of principal of any security of that series at its maturity;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or BioTelemetry and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of BioTelemetry; and

  •
  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall deliver (or electronically deliver while Notes are in global form) to each Security holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets;"

  •
  to provide for uncertificated securities in addition to or in place of certificated securities;

  •
  to add guarantees with respect to debt securities of any series or secure debt securities of any series;

  •
  to surrender any of our rights or powers under the indenture;

  •
  to add covenants or events of default for the benefit of the holders of debt securities of any series;

  •
  to comply with the applicable procedures of the applicable depositary;

  •
  to make any change that does not adversely affect the rights of any holder of debt securities;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

  •
  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, any premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

        None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

        The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

        The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF THE WARRANTS

        The following is a description of the general terms and provisions that may apply to our warrants. The particular terms of any warrants offered hereby will be described in the prospectus supplement relating to the warrants which may add, update or change the terms described in this prospectus. To review the terms of any warrants offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.

        We may issue warrants for the purchase of debt securities, common stock or preferred stock. The warrants may be issued independently or together with any other securities covered by this prospectus and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants.

        The prospectus supplement will specify the material terms of the warrants, including a description of any other securities sold together with the warrants, and the applicable warrant agreements, including one or more of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

  •
  the designation, number and terms of the debt securities, common stock, preferred stock or other securities, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued as a unit;

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers;

  •
  through a combination of any such methods of sale; or

  •
  through any other method described in a prospectus supplement.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  privately negotiated transaction;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

  •
  the names of any underwriters or dealers;

  •
  the purchase price and the proceeds we will receive from the sale (which may be the market price prevailing at the time of sale, a price related to the prevailing market price or a negotiated price);

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any over-allotment options granted to the underwriters; and

  •
  any other information we think is important.

        If securities are sold in an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased. Underwriters may be involved in any at the market offering of securities by or on our behalf.

        In connection with the sale of securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.

        Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the offered securities so offered and sold.

        If we use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements. In addition, the dealers may sell the securities to other dealers. The terms under which securities may be sold by a dealer to another dealer will be described in the applicable prospectus supplement.

        Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also, any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

        In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

        We may offer and sell the securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.

        Any common stock sold pursuant to this prospectus will be listed on the NASDAQ Stock Market, subject to official notice of issuance. Any other securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

EXPERTS

        The consolidated financial statements of BioTelemetry, Inc. appearing in BioTelemetry's Annual Report on Form 10-K for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of BioTelemetry's internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Telcare, Inc. as of and for the year ended December 31, 2015 incorporated in this Prospectus by reference to our Current Report on Form 8-K/A filed on February 13, 2017 have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, independent auditors, given on the authority of such firm as experts in auditing and accounting.

        The consolidated financial statements of Telcare, Inc. as of and for the year ended December 31, 2014 incorporated in this Prospectus by reference to our Current Report on Form 8-K/A filed on February 13, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Greenberg Traurig, P.A., Ft. Lauderdale, Florida and counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document previously filed by us at the Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public on the Commission's Internet website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

        We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are allowed to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the Commission will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate into this prospectus by reference the following documents filed by us with the Commission, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus:

  •
  our annual report on Form 10-K for the year ended December 31, 2016, filed on February 22, 2017;

  •
  our current report on Form 8-K, filed on February 1, 2017;

  •
  our current report on Form 8-K/A, filed on February 13, 2017, except for the unaudited pro forma financial information included in Exhibit 99.4 thereto, which is superseded by the unaudited pro forma information included in Appendix A to this prospectus;

  •
  the description of our common stock contained in our Registration Statement on Form S-4 filed on April 22, 2013, as amended and declared effective by the Commission (File No. 333-188058), and all amendments and reports updating such description; and

  •
  all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

        You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at (610) 729-7000 or at the following address:

BioTelemetry, Inc.
1000 Cedar Hollow Road
Malvern, Pennsylvania 19355
Attn: Secretary

        In addition, we make available free of charge on our website at http://www.gobio.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

Appendix A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of BioTelemetry, Inc. (herein referred to as the "Company", "we", "our", "us" and similar terms unless the context indicates otherwise) and Telcare, Inc. and subsidiary ("Telcare"), after giving effect to the acquisition of Telcare that was completed on December 1, 2016 (the "Acquisition"), pursuant to which, the Company acquired certain assets and assumed certain liabilities of Telcare as well as all of the outstanding stock of Telcare's sole subsidiary, Telcare Medical Supply, Inc. ("TMS"). The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board's Accounting Standards Codification Topic 805, Business Combinations ("ASC 805"). The unaudited pro forma condensed combined financial information gives effect to the acquisition of Telcare based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

        On February 13, 2017, the Company filed a Current Report on Form 8-K/A which included unaudited pro forma condensed combined financial information in the form of an unaudited pro forma condensed combined balance sheet as of September 30, 2016, presented as if the Acquisition had occurred on September 30, 2016, and unaudited condensed combined statements of operations and comprehensive income for the nine months ended September 30, 2016 and for the year ended December 31, 2015, presented as if the Acquisition had occurred on January 1, 2015. The following unaudited condensed combined statement of operations and comprehensive income updates and supersedes this previously reported unaudited pro forma condensed combined financial information for the year ended December 31, 2016, presented as if the Acquisition had occurred on January 1, 2016. From December 1, 2016 forward, the results of Telcare are included in the historical results of the Company.

        The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission's Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on our combined results of operations.

        The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Acquisition date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Acquisition.

        The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2016 as well as the historical consolidated financial statements of Telcare for the year ended December 31, 2015.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2016
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical Information
	For The Year Ended December 31, 2016 BioTelemetry, Inc.	For The Eleven Months Ended November 30, 2016 Telcare, Inc.	Combined	Pro Forma Adjustments	Pro Forma Combined	Notes
Revenues	$208,332	4,406	212,738	(292)	212,446	a
Cost of revenues	78,882	1,467	80,349	—	80,349

Gross profit	129,450	2,939	132,389	(292)	132,097
Operating expenses
General and administrative	55,877	2,184	58,061	(2)	58,059	a, b, c, f, g, h
Sales and marketing	28,636	1,318	29,954	(31)	29,923	b, d
Bad debt expense	9,931	—	9,931	—	9,931
Research and development	8,355	2,913	11,268	(434)	10,834	b, c, d
Other charges	8,639	258	8,897	(822)	8,075	e, h

Total operating expenses	111,438	6,673	118,111	(1,289)	116,822
Income (loss) from operations	18,012	(3,734)	14,278	997	15,275
Interest and other (loss) income, net	(2,242)	(83)	(2,325)	86	(2,239)	f

Income (loss) before income taxes	15,770	(3,817)	11,953	1,083	13,036
Benefit from income taxes	37,667	—	37,667	131	37,798	i

Net income (loss)	53,437	(3,817)	49,620	1,214	50,834
Other comprehensive loss	(22)	—	(22)	—	(22)

Comprehensive income (loss)	$53,415	(3,817)	49,598	1,214	50,812

Net income per common share
Basic	$1.91				1.83
Diluted	$1.75				1.70
Weighted average number of common shares outstanding
Basic	27,920,150				27,810,763
Diluted	30,489,081				29,857,225

1.     Basis of Pro Forma Presentation

        On December 1, 2016, through our wholly-owned subsidiary, BioTelemetry Care Management, LLC, we entered into a Share and Asset Purchase Agreement (the "Agreement") with Telcare, pursuant to which the Company acquired the outstanding stock of Telcare's sole subsidiary, TMS, as well as certain assets and liabilities of Telcare. The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended December 31, 2016 combines our historical condensed consolidated statements of operations and comprehensive income with the condensed consolidated statements of operations and comprehensive income of Telcare as if the Acquisition had occurred on January 1, 2016. From December 1, 2016 forward, the results of Telcare are included in the historical results of the Company.

        The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the

Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on our combined results.

2.     Preliminary Consideration Transferred

        Pursuant to the Agreement, we paid total consideration of $7.0 million in cash at closing, with the potential for a performance-based earn out of up to $5.0 million, should Telcare's operations meet certain financial milestones as defined in the Agreement. The fair value of the total consideration transferred in the Acquisition, including contingent consideration, is estimated at $9.7 million.

        The estimated fair value of the contingent consideration is measured using unobservable inputs such as projected payment dates, probabilities of meeting specified milestones and other such variables resulting in payment amounts which are discounted back to present value using a probability-weighted discounted cash flow model. These methods require the use of significant judgments and assumptions. As such, the estimated fair value of the contingent consideration, which is based on our preliminary assumptions, is subject to material change.

3.     Preliminary Purchase Price Allocation

        Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Acquisition are recorded at their Acquisition-date fair values and are included in the Company's consolidated financial position from December 1, 2016 forward. Our unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Acquisition on our condensed consolidated statement of operations and comprehensive income as if the Acquisition had occurred on January 1, 2016. Accordingly, the unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. The primary areas that are not yet finalized relate to our estimated fair values for inventory, identifiable intangible assets and deferred taxes. There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation.

        The following table summarizes the preliminary purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition:

	Amount	Weighted Average Life (Years)
Fair value of assets acquired
Other accounts receivable	$235
Inventory	1,834
Prepaid expenses and other current assets	1,261
Property and equipment	55
Other assets	933
Identifiable intangible assets:
Customer relationships	400	5
Technology	2,000	5
Trade name	400	Indefinite

Total identifiable intangible assets	2,800

Total assets acquired	7,118

Fair value of liabilities assumed
Accounts payable	459
Accrued liabilities	273
Deferred revenue	49

Total liabilities assumed	781

Total identifiable net assets	6,337
Fair value of consideration transferred	9,700

Goodwill	$3,363

        The excess of the fair value of the total consideration transferred for the Acquisition over the net assets acquired has been recognized as goodwill, which represents the expected future benefits arising from the assembled workforce and other synergies attributable to cost savings opportunities.

        Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $2.8 million. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measureable. The income-based valuation methodology utilizes a probability-weighted discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, royalty rates and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

4.     Pro Forma Adjustments

        The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

  a.)
  Adjustment to eliminate revenues recognized related to a change in the accounting for certain outstanding accounts receivable for a significant customer. In 2016, Telcare entered into a note receivable with this customer which is included as an asset with an estimated fair value of approximately $2.1 million in our preliminary purchase price allocation. The note receivable is allocated between its current and long-term portions as a component of prepaid expenses and other current assets and other assets above. The adjustment also includes the elimination of related professional fees incurred to facilitate the note receivable.

  b.)
  Adjustment for salaries, benefits and other employee-related expenses which are attributable to certain operations of Telcare not acquired by the Company as part of the Acquisition.

  c.)
  Adjustment for professional fees which are attributable to certain operations of Telcare not acquired by the Company as part of the Acquisition.

  d.)
  Adjustment to eliminate rent and other facility charges for locations not acquired by the Company as part of the Acquisition.

  e.)
  Adjustment to eliminate severance and other charges which are attributable to certain operations of Telcare not acquired by the Company as part of the Acquisition.

  f.)
  Adjustment to eliminate the interest expense of $0.1 million, and certain other charges, associated with Telcare's historical debt. None of Telcare's debt was assumed by the Company as a result of the Acquisition.

  g.)
  Adjustment to reflect amortization expense on acquired definite-lived intangible assets.

  h.)
  Adjustment to eliminate certain non-recurring transaction costs associated with the Acquisition, which are included in the historical results of the Company and Telcare.

  i.)
  Adjustment to reflect the tax benefit of the combined results of operations and pro forma adjustments at the Company's historical effective tax rates of 4.8% before the year ended December 31, 2016. The pro forma presentation utilizes the Company's historical effective tax rates due to significant net operating loss carryforwards that can be utilized to offset future taxable income for the Company. The Company maintained a full valuation allowance against the related deferred tax assets until December 31, 2016. The current effective tax rate primarily reflects alternative minimum tax assessments as well as certain book-to-tax differences for the Company's indefinite-lived intangible assets.

        The following table summarizes the impact of these pro forma adjustments to the operating expense classifications presented in the unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended December 31, 2016:

	General And Administrative	Sales And Marketing	Research And Development	Other Charges	Total
	(In Thousands)
a Note receivable	$(24)				(24)
b Salaries, benefits and employee-related costs	(189)	(30)	(339)		(558)
c Professional fees	(137)		(94)		(231)
d Rent and other facility charges		(1)	(1)		(2)
e Severance and other charges				(218)	(218)
f Debt charges	(6)				(6)
g Amortization	440				440
h Transaction costs	(86)			(604)	(690)

	$(2)	(31)	(434)	(822)	(1,289)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Commission Registration Fees	$23,180
Accounting Fees and Expenses	(1)
Trustee's Fees and Expenses (including counsel fees)	(1)
Printing Fees	(1)
Rating Agency Fees	(1)
Legal Fees and Expenses	(1)
Miscellaneous	(1)

Total	(1)

(1)
These fees are calculated based on the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the company, and, with respect to any criminal action, had no reasonable cause to believe the person's actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the company's bylaws, any agreement, a vote of stockholders or otherwise.

        Our bylaws require that the company indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the company's directors and officers; and, provided, further, that the company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by our board of directors; (iii) such indemnification is provided by the company, in its sole discretion, pursuant to the powers vested in the company under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 43(d) of the bylaws of the Company.

        Our bylaws provide further that the company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the bylaws of the company or otherwise.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that the liability of the directors of the company for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

        We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

Item 16.    Exhibits

        The following exhibits are filed or incorporated by reference as part of this registration statement.

Number		Exhibit Description
1.1	*	Form of Underwriting Agreement (Equity).

1.2	*	Form of Underwriting Agreement (Debt).

4.1	*	Form of specimen preferred stock certificate.

4.2		Form of Indenture between us and one or more trustees to be named therein.

4.3	*	Form of Debt Securities

5.1		Opinion of Greenberg Traurig, P.A.

12.1		Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Baker Tilly Virchow Krause, LLP.

23.3		Consent of PricewaterhouseCoopers LLP.

23.4		Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).

24.1		Power of Attorney.

25.1	**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

*
To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement and incorporated by reference herein prior to the issuance of the applicable securities.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Malvern, State of Pennsylvania, on February 23, 2017.

BIOTELEMETRY INC.
By:	/s/ JOSEPH H. CAPPER Joseph H. Capper Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned officers and directors of BioTelemetry, Inc. hereby severally constitutes and appoints Peter Ferola, as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- and post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH H. CAPPER Joseph H. Capper	President and Chief Executive Officer (Principal Executive Officer)	February 23, 2017
/s/ HEATHER C. GETZ Heather C. Getz	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	February 23, 2017
/s/ KIRK E. GORMAN Kirk E. Gorman	Chairman and Director	February 23, 2017
/s/ ANTHONY J. CONTI Anthony J. Conti	Director	February 23, 2017

Signature	Title	Date

/s/ COLIN HILL Colin Hill	Director	February 23, 2017
/s/ JOSEPH A. FRICK Joseph A. Frick	Director	February 23, 2017
/s/ REBECCA W. RIMEL Rebecca W. Rimel	Director	February 23, 2017
/s/ ROBERT J. RUBIN Robert J. Rubin, M.D.	Director	February 23, 2017

Exhibit Index

Exhibit No.	Description
4.2	Form of Indenture between us and one or more trustees to be named therein.

5.1	Opinion of Greenberg Traurig, P.A.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker Tilly Virchow Krause, LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).